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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-56971 and 333-81383) and Form S-3 (File No. 333-10661) of ICN Pharmaceuticals, Inc. of our report dated March 2, 2000, relating to the consolidated financial statements and financial statement schedule, which report includes an emphasis of a matter paragraph related to the Company's change in method of accounting for ICN Yugoslavia, a previously consolidated subsidiary, which appears in this Form 10-K/A Amendment No. 2.


/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Newport Beach, California
July 6, 2000